Exhibit 3.228

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “ORO VALLEY HOSPITAL, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, CHANGING ITS NAME FROM “TRI-SHELL 50 LLC” TO “ORO VALLEY HOSPITAL, LLC”, FILED THE TWENTY-FOURTH DAY OF JUNE, A.D. 2004, AT 2:49 O’CLOCK P.M.

3575660 8100X 111141968	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 9120104 DATE: 10–27–11

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

TRI-SHELL 50 LLC

Under Section 18-208 of the

Delaware Limited Liability Company Act

This Amended and Restated Certificate of Formation of Tri-Shell 50 LLC (the “Company”) has been duly executed and is being filed by the undersigned, as an authorized person, in accordance with the provisions of Section 18-208 of the Delaware Limited Liability Company Act, to amend and restate the Certificate of Formation (the “Certificate of Formation”) of the Company, which was filed on October 2, 2002 with the Secretary of State of Delaware.

The Certificate of Formation is hereby amended and restated in its entirety to read as follows:

“FIRST:	The name of the Company is Oro Valley Hospital, LLC.

SECOND:	The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.

THIRD:	The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.”

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Formation as of June 24, 2004.

By:	/s/ Donald P. Fay
Donald P. Fay
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 02:48 PM 06/24/2004 FILED 02:49 PM 06/24/2004 SPV 040467931 – 3575660 FILE